EXHIBIT 5



                         SMEETS THESSELING VAN BOKHORST
                          NETHERLANDS ANTILLES LAWYERS
CURACAO                             NEW YORK                           THE HAGUE



805 THIRD AVENUE              JULIANAPLEIN 5                KONINGINNEGRACHT 29
NEW YORK, N.Y 10022-7513      CURACAO                       2514 AB THE HAGUE
U.S.A.                        NETHERLANDS ANTILLES          THE NETHERLANDS
TEL: 212-308-7100             TEL: 599-9-465 5055           TEL.: 31-70-311-0133
FAX 212-308-9608/9            FAX: 599-9-465 5720           FAX: 31-70-311-0130
                              E-MAIL: smeets@smeets.an

                                                                   June 28, 2001

Orthofix International N.V.
7 Abraham de Veerstraat
Curacao
Netherlands Antilles

Re: Orthofix International N.V.

Dear Sirs,

We have acted as Netherlands Antilles counsel to Orthofix International N.V., a corporation organized and existing under the laws of the Netherlands Antilles (the "Company"), in connection with the Company's Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in Washington, D.C., U.S.A., in connection with the registration of an amount 1,167,850 Common Shares of the par value of US$ 0.10 each of the capital stock of the Company under the Orthofix International N.V. Staff Share Option Plan and the Orthofix International N.V. Executive Share Option Plan (herein together the "Option Plans").

In our capacity as Netherlands Antilles counsel we have examined a draft of the Registration Staternent on Form S-8 (the "Registration Statement") which incorporates by reference the contents

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SMEETS THESSELING VAN BOKHORST

Re:  Orthofix International N.V.
June 28, 2001
page 2


of the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on August 12, 1992 and we have also examined the Articles of Association, as amended, of the Company and originals or copies of such corporate records of the Company, certificates of public officials and of the Directors and other representatives of the Company, and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

In our examination of the documents referred to above and in expressing our opinion, we have assumed without independent verification of any kind:

(i)      the genuineness of all signatures on all documents we have reviewed;

(ii)     the authenticity of all such documents submitted to us as originals;

(iii) the conformity with the originals of all documents submitted to us as certified or photostatic copies; and

(iv)     the due authority of the parties authenticating such documents;

In rendering the following opinion we are opining on the matters hereinafter referred to only insofar as they are governed by the laws of the Netherlands Antilles as currently in effect. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Netherlands Antilles.

Based upon and subject to the foregoing and having due regard for such legal consideration as we deem relevant, we are of the opinion, that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles with the corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in article 2 of the Articles of Association.

2. The Common Shares to be made available by the Company to the optionees pursuant to the provisions of the Option Plans have been duly authorized and when issued and paid for in accordance with the terms of the respective Option Plan will be fully paid and nonassessable; and all corporate action required to be taken for the authorization and issue of such Common Shares has been validly and sufficiently taken by the Board of Directors of

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SMEETS THESSELING VAN BOKHORST

Re:  Orthofix International N.V.
June 28, 2001
page 3


         the Company on May 23/24, 2001 and is subject only to approval by the annual general meeting of shareholders of the Company scheduled to be held prior to September 30, 2001.

3. Under the laws of the Netherlands Antilles, no personal liability attached to the holders of the Common Shares solely by reason of their ownership thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is delivered to you, solely in connection with the transaction described in the Stock Transfer Agency Agreement and may not be relied upon or used by you and your counsel for any other purpose, or by any other person, without our written consent.


                                                Sincerely yours,



                                                /s/  Willem van Bokhorst
                                                --------------------------------
                                                Willem van Bokhorst